UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) SEPTEMBER 7, 2004

MAPINFO CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	0-23078	06-1166630
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

ONE GLOBAL VIEW, TROY, NEW YORK 12180
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)      (ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE  (518) 285-6000

INAPPLICABLE
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On September 7, 2004, MapInfo Corporation, through its wholly owned subsidiary, MapInfo UK Limited, completed the acquisition of the outstanding shares of Southbank Systems Limited ("Southbank"). The purchase price was ₤11,726,529, or approximately $20,800,000, in cash, subject to a working capital adjustment. As a result of this transaction, Southbank became a wholly owned subsidiary of MapInfo UK Limited.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

The financial statements required by this item will be filed by amendment to this Form 8-K within seventy-one (71) days of September 13, 2004.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item will be filed by amendment to this Form 8-K within seventy-one (71) days of September 13, 2004.

(c) Exhibits.

The following Exhibits are filed with this Form 8-K.

Exhibit No.	Description

2.1	Share Purchase Agreement between the shareholders of Southbank Systems Limited named therein and MapInfo UK Limited dated September 7, 2004

99.1	MapInfo Corporation Press Release dated September 7, 2004, announcing the definitive agreement to acquire all of the outstanding shares of Southbank Systems Limited.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MapInfo Corporation

Date: September 10, 2004	By: /s/ K. Wayne McDougall
K. Wayne McDougall Vice President and Chief Financial Officer (principal financial and accounting officer)

Exhibit Index

Exhibit No.	Description

2.1	Share Purchase Agreement between the shareholders of Southbank Systems Limited named therein and MapInfo UK Limited dated September 7, 2004

99.1	MapInfo Corporation Press Release dated September 7, 2004, announcing the definitive agreement to acquire all of the outstanding shares of Southbank Systems Limited.